Exhibit 10.12

FIRST AMENDMENT AND WAIVER

TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 25, 2005, among NIGHTHAWK RADIOLOGY SERVICES, LLC (“Borrower”), NIGHTHAWK RADIOLOGY HOLDINGS INC. (“Holdings”) and NRS Corporation (“NRS” and together with Holdings, the “Parent Guarantors”), and COMERICA BANK (“Bank”).

WHEREAS, the Borrower, the Parent Guarantors and the Bank are parties to that certain Loan and Security Agreement, dated as of April 20, 2005 (as amended and in effect from time to time, the “Loan Agreement”), pursuant to which the Bank, upon certain terms and conditions, has agreed to make loans to the Borrower;

WHEREAS, the Borrower and the Parent Guarantors have requested that the Bank amend certain of the terms and provisions of the Loan Agreement; and

WHEREAS, the Bank has agreed, subject to the terms and conditions set forth herein, to so amend those certain provisions of the Loan Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

§1.	Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

§2.	Amendments to Loan Agreement.

(a) Section 2.1(b) of the Loan Agreement is hereby amended by deleting such Section 2.1(b) and restating it in its entirety as follows:

(b) Advances under Term Loan Commitment. Subject to and upon the terms and conditions of this Agreement, Borrower may request (i) on the Closing Date, an Advance under the Term Loan Commitment in an aggregate original principal amount not to exceed $12,000,000 (the “Initial Advance”), (ii) after the Conditions to Funding have been satisfied (which shall be prior to February 28, 2006), an Advance under the Term Loan Commitment in an aggregate original principal amount not to exceed $13,000,000 to be made to the Borrower (the “Second Advance” and together with the Initial Advance, collectively, the “Term Loan A”) and (iii) after the Conditions to Funding have been satisfied and prior to February 28, 2006, an Advance under the Term Loan Commitment in an aggregate original principal amount not to exceed $7,000,000 (the “Term Loan B”) to be deposited and at all times maintained in the Borrower’s money market account with the Bank until released in accordance with Section 2.1(g); provided that the outstanding principal amount of the Term Loan A plus the outstanding principal amount of the Term Loan B shall not exceed $32,000,000 in the aggregate (i.e., the maximum amount of the Term Loan Commitment). The entire amount of each Advance described in clauses (i) and (ii) above, respectively, shall be made on, and with respect to the Advance described in clause (iii) above, prior to, the date referred to in each such clause. The entire proceeds of the Advances under the Term Loan Commitment shall be used by Borrower for the purposes described in paragraph (f) of this

Section 2.1. Upon the making of the Advances under the Term Loan Commitment in the aggregate original principal amount of $32,000,000, the Term Loan Commitment shall expire, and Bank shall have no further obligations of any kind to make any other Credit Extensions to Borrower under the Term Loan Facility. The Second Advance portion and the Term Loan B portion of the Term Loan Commitment shall terminate on February 28, 2006 if the Advances thereunder are not made on or prior to such date, and Bank shall have no further obligations of any kind to make any Advance to Borrower thereunder after February 28, 2006. No part of the principal of the Advance under the Term Loan Commitment may be reborrowed once paid. As provided by Section 2.2(a), Borrower may at any time prepay, without premium or penalty, all or any part of the Advance under the Term Loan Commitment.

(b) Section 2.1(c) of the Loan Agreement is hereby amended by (i) inserting the text “minus the Credit Card Reserve” immediately before the period in the first sentence of such Section 2.1(c); (ii) deleting the date “April 20, 2009” in such Section 2.1(c) and substituting “August 25, 2009” in lieu thereof and (iii) adding the following new text at the end of such Section 2.1(c): “Unless Borrower shall have deposited with Bank cash collateral in an amount not less than the Credit Card Reserve and Bank shall have agreed in writing, no credit card, debit card or purchase card services or facilities extended to the Borrower, any Parent Guarantor or any of their Subsidiaries by the Bank or any of its Affiliates shall have an expiration date that is later than the Final Maturity Date. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any such credit card, debit card or purchase card services or facilities by the Final Maturity Date or upon the termination date of the Revolving Commitment, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit (if any) issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), shall automatically secure such obligations to the extent of the Credit Card Reserve and, if the sums in such deposit accounts are less than the Credit Card Reserve, then the Bank may terminate credit card, debit card or purchase card services or facilities in accordance with the terms of the agreements governing such facilities or services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as any such credit card, debit card or purchase card services or facilities remain outstanding. The requirements of this Section 2.1(c) are in addition to the requirements set forth in the last three sentences of Section 2.1(d)(i).”

(c) Section 2.1(d)(i) of the Loan Agreement is hereby amended by deleting the text “and the unused Revolving Commitment” in clause (A) of the proviso in the first sentence of such Section 2.1(d)(i) and substituting “and the sum of the unused Revolving Commitment minus the Credit Card Reserve” in lieu thereof.

(d) Section 2.1(f) of the Loan Agreement is hereby amended by deleting such Section 2.1(f) and restating it in its entirety as follows:

(f) Use of Proceeds. Borrower shall use the proceeds of (i) the Initial Advance to repay in full the Existing Debt and for the payment of fees and expenses incurred in connection with the preparation and closing of this Agreement and the other Loan Documents, (ii) the Second Advance and, unless the original principal amount of the Term Loan B shall be released to the Bank in accordance with Section 2.1(g) below, the Term Loan B, to make a distribution to the Parent Guarantors in an amount equal to the principal amount of the Second Advance and the Term Loan B, which amounts will be distributed to the stockholders of Holdings, and (iii) the Advances under the Revolving Commitment shall be used for working capital, Letters of Credit and other general corporate requirements of Borrower and otherwise in accordance with the terms of this Agreement.

(e) Section 2.1 of the Loan Agreement is hereby amended by adding the following new Section 2.1(g) immediately following existing Section 2.1(f):

(g) Release and Use of Term Loan B Amount. The original principal amount of the Term Loan B shall be released (x) upon receipt by the Bank of written confirmation of the final pricing of the shares of Holdings to be traded pursuant to the Qualified Initial Public Offering, to the Borrower for the purpose of completing the distribution to the Parent Guarantors and the stockholders of Holdings described in Section 2.1(f)(ii) in an amount not to exceed $7,000,000 or (y) in the event that the Qualified Initial Public Offering does not occur on or before February 28, 2006, to the Bank on February 28, 2006 for application to the outstanding Advances under the Term Loan Facility, which shall be applied by Bank: first, to the outstanding interest owing in respect of the Term Loan B, second, to the outstanding principal amount of the Term Loan B until all amounts thereunder are repaid in full, and then, to the remaining scheduled installments of principal of the Term Loan A pursuant to Section 2.3(a), in the inverse order of the respective maturities of such installments.

(f) Section 2.2(b) of the Loan Agreement is hereby amended by deleting the reference to “paragraph (e)” in such Section 2.2(b) and substituting “paragraph (f)” in lieu thereof.

(g) Section 2.2(c) of the Loan Agreement is hereby amended by deleting such Section 2.2(c) and restating it in its entirety as follows:

(c) If Holdings shall at any time, while any Obligations remain outstanding under the Term Loan Facility, receive Net Cash Equity Issuance Proceeds from any Equity Issuance (including, without limitation, a Qualified Initial Public Offering), then one-third (1/3) of the entire amount of such Net Cash Equity Issuance Proceeds shall be paid to Bank promptly upon receipt thereof by Holdings, and such amount of Net Cash Equity Issuance Proceeds shall be applied by Bank towards prepayment of unpaid principal of all outstanding Term Loan Facility Advances in accordance with (x) in the case of a Qualified Initial Public Offering, paragraph (g) of this Section 2.2 or (y) in all other cases, paragraph (f) of this Section 2.2.

(h) Section 2.2 of the Loan Agreement is hereby further amended by (i) deleting paragraph (e) of such Section 2.2 and restating it in its entirety as set forth below and (ii) adding the following new Sections 2.2(f) and (g) immediately following Section 2.2(e):

(e) For each fiscal year of the Borrower ending on or after the First Amendment Effective Date and until the Final Maturity Date or until all amounts due under the Term Loan Facility have been paid in full, whichever first occurs, Borrower shall pay to the Bank an amount equal to the percentage of its Excess Cash Flow set forth in the table below with respect to the Consolidated Leverage Ratio as determined for the immediately preceding fiscal year. Each Excess Cash Flow payment shall be due and payable no later than one hundred (100) days after the Borrower’s fiscal year end and shall be applied by Bank first, towards prepayment of unpaid principal of all outstanding Term Loan Facility Advances in accordance with paragraph (f) of this Section 2.2, second, towards repayment of the outstanding principal amount under the Revolving Credit Facility, and then, the balance (if any) of such Excess Cash Flow payment shall be credited to one of Borrower’s Deposit Accounts with Bank in accordance with Borrower’s instructions.

Consolidated Leverage Ratio for Fiscal Year	Percentage of Excess Cash Flow
Greater than or equal to 2.00:1.00	75%
Less than 2.00:1.00 but greater than or equal 1.00:1.00	50%
Less than 1.00:1.00	0%

(f) Each prepayment of principal of any Advances pursuant to paragraphs (b), (c) (other than any prepayment made in connection with a Qualified Initial Public Offering) or (e) of this Section 2.2 shall be applied by Bank towards payment of the remaining scheduled installments of principal of the Advances under the Term Loan Facility pursuant to Section 2.3(a), in the inverse order of the respective maturities of such installments with such payments to be allocated between Term Loan A and Term Loan B pro rata in accordance with the outstanding principal amounts thereof.

(g) Any prepayment of principal of any Advances under the Term Loan Facility made in connection with a Qualified Initial Public Offering shall be applied by Bank: first, to the outstanding interest owing in respect of the Term Loan B, second, to the outstanding principal amount of the Term Loan B until all amounts thereunder are repaid in full, and then, to the remaining scheduled installments of principal of the Term Loan A pursuant to Section 2.3(a), in the inverse order of the respective maturities of such installments.

(i) Section 2.3(a) of the Loan Agreement is hereby amended by deleting such Section 2.3(a) and restating it in its entirety as follows:

(a) Mandatory Repayment of Advances under Term Loan Facility.

(i) Term Loan A. Borrower shall repay the aggregate principal amount of the Term Loan A Advances in sixteen (16) consecutive quarterly installments of principal, each of which shall become due and payable on the last calendar day of each quarter. The first such installment shall become due and payable on September 30, 2005 and the last of such sixteen (16) installments of principal shall become due and payable on the Final Maturity Date. Each of the first fifteen (15) of such quarterly installments of principal shall be in the amounts as set forth opposite the applicable quarter in the table below and the last of such quarterly installments shall be in the amount of the outstanding principal amount of the Term Loan A.

Term Loan Facility Installment Date	Term Loan A Installment
September 30, 2005	$324,218.75

December 31, 2005	$1,074,218.75
March 31, 2006	$1,074,218.75
June 30, 2006	$1,074,218.75
September 30, 2006	$1,464,843.75
December 31, 2006	$1,464,843.75
March 31, 2007	$1,464,843.75
June 30, 2007	$1,464,843.75
September 30, 2007	$1,855,468.75
December 31, 2007	$1,855,468.75
March 31, 2008	$1,855,468.75
June 30, 2008	$1,855,468.75
September 30, 2008	$1,855,468.75
December 31, 2008	$1,855,468.75
March 31, 2009	$1,855,468.75
Final Maturity Date	The remaining outstanding amount of Term Loan A

(ii) Term Loan B. Borrower shall repay, and there shall become absolutely due and payable, the entire principal amount of the Term Loan B Advance on February 28, 2006.

(j) Section 2.3(b) of the Loan Agreement is hereby amended by deleting such Section 2.3(b) and restating it in its entirety as follows:

(b) Advances under Revolving Commitment. The Revolving Commitment shall terminate in full on (x) February 28, 2006, unless a Qualified Initial Public Offering has been completed on or prior to such date or (y) the Final Maturity Date, if a Qualified Initial Public Offering has been completed on or prior to February 28, 2006, and there shall become and be absolutely and unconditionally due and payable upon such termination, and Borrower hereby promises to pay to Bank on the date of such termination, the entire principal of each of the Advances under the Revolving Commitment then remaining unpaid.

(k) Section 2.6 of the Loan Agreement is hereby amended by adding the following new paragraph (d) to such Section 2.6 immediately following existing paragraph (c) thereof:

(d) Second Advance and Term Loan B Commitment Fee. A commitment fee calculated at the rate of one quarter of one percent (0.25%) multiplied by the sum of (x) the principal amount of the Second Advance available to be drawn during each calendar quarter or portion thereof, plus (y) the principal amount of the Term Loan B available to be drawn during such calendar quarter or portion thereof, in each case, from the First Amendment Effective Date through the earlier of (i) February 28, 2006, (ii) with respect to the Second Advance, the date that the Second Advance is made or, with respect to the Term Loan B, the date that the Term Loan B is made or (iii) the date that the Term Loan Commitment otherwise terminates. The commitment fee shall be payable quarterly in arrears on the last calendar day of each quarter for the immediately preceding calendar quarter commencing on June 30, 2005, with a final payment on February 28, 2006 or any earlier date on which the Term Loan B Advance is made or the Term Loan Commitment is otherwise terminated.

(l) Section 2.10 of the Loan Agreement is hereby amended by deleting the word “Borrowing” in such Section 2.10 and substituting the word “Advance” in lieu thereof.

(m) Section 6.2(b) of the Loan Agreement is hereby amended by deleting the text “, together with agings of Accounts and accounts payable in detail reasonably satisfactory to Bank” in clause (i) of such Section 6.2(b).

(n) Section 6.9 of the Loan Agreement is hereby amended by deleting the text “within one hundred five (105) days of the Closing Date” in such Section 6.9 and substituting the text “not later than August 31, 2005” in lieu thereof.

(o) Section 7.6 of the Loan Agreement is hereby amended by deleting clause (d) thereof and restating such clause (d) in its entirety as follows:

(d) so long as no Default or Event of Default shall have occurred and be continuing or would result after giving effect thereto, (i) Borrower may pay cash dividends to the Parent Guarantors in an aggregate amount not to exceed $500,000 at any time for the purpose of payment of dividends by Holdings, (ii) Borrower may make cash distributions to the Parent Guarantors as permitted under Sections 2.1(f) and (g) of this Agreement, and (iii) the Parent Guarantors may pay cash dividends and make cash distributions in amounts permitted under clauses (i) and (ii) of this Section 7.6(d).

(p) Section 7.12(a) of the Loan Agreement is hereby amended by deleting such Section 7.12(a) and restating it in its entirety as follows:

(a) Maximum Consolidated Leverage Ratio. Cause or permitted the Consolidated Leverage Ratio of Borrower and the Other Credit Parties for any Reference Period ending on any date identified in the table below to be greater than the ratio specified for such Reference Period in the table below.

Date	Ratio
6/30/05	2.00:1.00
9/30/05	2.00:1.00
12/31/05	1.75:1.00
3/31/06	1.50:1.00
6/30/06	1.50:1.00
9/30/06	1.50:1.00
12/31/06	1.50:1.00
3/31/07 and thereafter	1.00:1.00

(q) Section 7.12(b) of the Loan Agreement is hereby amended by deleting such Section 7.12(b) and restating it in its entirety as follows:

(b) Minimum Consolidated Fixed Charge Coverage Ratio. Cause or permit the Consolidated Fixed Charge Coverage Ratio of Borrower and the Other Credit Parties for any Reference Period ending on any date identified in the table below to be less than the ratio specified for such Reference Period in the table below.

Date	Ratio
6/30/05	1.25:1.00
9/30/05	1.25:1.00
12/31/05	1.25:1.00
3/31/06	1.25:1.00
6/30/06	1.25:1.00
9/30/06	1.25:1.00
12/31/06	1.25:1.00
3/31/07 and thereafter	1.40:1.00

(r) Section 7.12(c) of the Loan Agreement is hereby amended by deleting the table set forth in such Section 7.12(c) and substituting the table below in lieu thereof:

Date	Amount
6/30/05	$16,000,000
9/30/05	$16,000,000
12/31/05	$17,200,000
3/31/06	$18,300,000
6/30/06	$19,000,000
9/30/06	$20,000,000
12/31/06	$20,500,000
3/31/07	$21,000,000
6/30/07	$22,000,000
9/30/07	$23,000,000
12/31/07 and thereafter	$24,000,000

(s) The definition of “Applicable Margin” contained in Exhibit A of the Loan Agreement is hereby amended by deleting such definition and restating it in its entirety as follows:

“Applicable Margin” means, with respect to all Advances under (a) the Term Loan Commitment in respect of the Term Loan A, (i) zero percent (0%) (i.e., zero basis points) per annum, in the case of Prime Rate Advances, and (ii) three and one-quarter percent (3.25%) (i.e., 325 basis points) per annum in the case of Eurodollar Rate Advances, (b) the Term Loan Commitment in respect of the Term Loan B, (i) zero percent (0%) (i.e., zero basis points) per annum, in the case of Prime Rate Advances, and (ii) one percent (1.00%) (i.e., 100 basis points) per annum in the case of Eurodollar Rate Advances, and (c) the Revolving Commitment, (i) zero percent (0%) (i.e., zero basis points) per annum, in the case of Prime Rate Advances, and (ii) three and one-quarter percent (3.25%) (i.e., 325 basis points) per annum in the case of Eurodollar Rate Advances.

(t) The definition of “Final Maturity Date” contained in Exhibit A of the Loan Agreement is hereby amended by deleting such definition and restating it in its entirety as follows:

“Final Maturity Date” means August 25, 2009.

(u) The definition of “Obligations” contained in Exhibit A of the Loan Agreement is hereby amended by adding the following new text at the end of the last sentence of such definition: “and all obligations of the Borrower, any Parent Guarantor or any of their Subsidiaries in respect of any credit card, debit card or purchase card services or facilities extended to any such Person by the Bank or any of its Affiliates.”

(v) The definition of “Revolving Commitment Period” contained in Exhibit A of the Loan Agreement is hereby amended by deleting such definition and restating it in its entirety as follows:

“Revolving Commitment Period” means the period commencing on the Closing Date and ending on August 25, 2009 or such earlier date that the Revolving Commitment is terminated pursuant to the terms of this Agreement.

(w) The definition of “Term Loan Commitment” contained in Exhibit A of the Loan Agreement is hereby amended by deleting such definition and restating it in its entirety as follows:

“Term Loan Commitment” means the commitment of Bank to make the Advances to Borrower pursuant to Section 2.1(b) in the maximum aggregate original principal amount of $32,000,000.

(x) The definition of “Term Loan Facility” contained in Exhibit A of the Loan Agreement is hereby amended by (i) deleting the amount “$12,000,000” in such definition and substituting “$32,000,000” in lieu thereof and (ii) adding the following new sentence at the end of such definition: “For the avoidance of doubt, the Term Loan A and the Term Loan B are both part of the Term Loan Facility.”

(y) Exhibit A of the Loan Agreement is further amended by adding the following new definitions in the appropriate alphabetical order in such Exhibit A:

“Conditions to Funding” means the Bank shall have received the audited consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (or otherwise consented to in writing by Bank) on such financial statements of one of the “Big 4” accounting firms, and such financial statements shall be in form and substance satisfactory to the Bank.

“Consolidated Operating Cash Flow” means, in relation to the Borrower and the other Credit Parties for any period, an amount equal to Consolidated EBITDA for such period, minus Capital Expenditures made during such period to the extent permitted hereunder, minus cash income taxes paid in such period, all as determined on a consolidated basis in accordance with GAAP.

“Credit Card Reserve” means, at all times, an amount equal to $100,000.

“Excess Cash Flow” means, in relation to the Borrower and the other Credit Parties for any period, an amount equal to (a) the sum of (i) Consolidated Operating Cash Flow for such period, plus (ii) if applicable, positive changes in net working capital for such period, less (b) the sum of (i) Consolidated Interest Expense actually paid during such period, plus (ii) any mandatory repayments of principal on Indebtedness actually paid during such period, plus (iii) if applicable, negative changes in net working capital for such period, all as determined on a consolidated basis in accordance with GAAP.

“First Amendment” means that certain First Amendment and Waiver to this Agreement, dated as of August 25, 2005, by and among the Borrower, the Parent Guarantors and the Bank.

“First Amendment Effective Date” means August 25, 2005.

“Initial Advance” has the meaning given to such term in Section 2.1(b) of this Agreement.

“Qualified Initial Public Offering” means an initial public offering of Holdings completed on or before February 28, 2006 and pursuant to which Holdings shall receive Net Cash Equity Issuance Proceeds in an amount not less than $50,000,000.

“Second Advance” has the meaning given to such term in Section 2.1(b) of this Agreement.

“Term Loan A” has the meaning given to such term in Section 2.1(b) of this Agreement.

“Term Loan B” has the meaning given to such term in Section 2.1(b) of this Agreement.

(z) The First Schedule to the Loan Agreement is hereby amended by deleting the existing Annex 5.11(a) and Annex 5.12 to the First Schedule and substituting Annex 5.11(a) and Annex 5.12 (each attached hereto as Exhibit 1) in lieu thereof.

§3.	Waiver. The Borrower has informed the Bank that it has failed to comply with the covenant contained in Section 6.2(a)(i) of the Loan Agreement for the calendar month ended May 31, 2005 (the “Specified Default”). The Borrower has requested that the Bank waive the provisions of Sections 6.2(a)(i) of the Loan Agreement, but only to the limited extent necessary to permit the Specified Default and only for the above-referenced calendar month ended May 31, 2005. In response to the Borrower’s request, upon the effectiveness of this Amendment, the Bank hereby waives the Specified Default; provided that the Borrower delivers to the Bank the financial statements required by Section 6.2(a)(i) of the Loan Agreement for the calendar month ended May 31, 2005 no later than July 19, 2005.

§4.	Affirmation and Acknowledgment of the Borrower and the Guarantors.

(a) The Borrower hereby ratifies and confirms all of its Obligations to the Bank including, without limitation, the Advance made under the Term Loan Commitment on the effective date of this Amendment, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Bank the Advances and all other amounts due under the Loan Agreement, as amended hereby. The Borrower hereby confirms that the Obligations, including, without limitation, the Advance made under the Term Loan Commitment on the effective date of this Amendment, are and remain secured pursuant to the Security Documents, and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

(b) Each Parent Guarantor hereby acknowledges the provisions of this Amendment and hereby reaffirms its absolute and unconditional guaranty of the Borrower’s payment and performance of the Obligations as more fully described in the Guaranty to which such Person is a party. Each Guarantor hereby confirms that its obligations under the Guaranty to which it is a party are and remain secured pursuant to the Security Documents to which it is a party.

§5.	Representations and Warranties. The Borrower and each Parent Guarantor hereby represents and warrants to the Bank as follows:

(a) The execution and delivery by the Borrower and each Parent Guarantor of this Amendment and all other instruments and agreements required to be executed and delivered by the Borrower and each Parent Guarantor in connection with the transactions contemplated hereby or referred to herein, and the performance by the Borrower and each Parent Guarantor of its obligations and agreements under this Amendment and the Loan Agreement, as amended hereby, are within the authority of the Borrower and each Parent Guarantor, have been authorized by all necessary proceedings on behalf of the Borrower and each Parent Guarantor, and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower or any Parent Guarantor is subject or the Governing Documents of the Borrower or any Parent Guarantor or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Borrower or any Parent Guarantor.

(b) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and each Parent Guarantor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower or any Parent Guarantor of this Amendment or the Loan Agreement, as amended hereby, or the consummation by the Borrower or any Parent Guarantor of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 5 of the Loan Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent such representations and warranties relate expressly to an earlier date.

(e) The Borrower and each Parent Guarantor has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to this Amendment, there exists no Event of Default or Default.

§6.	Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to the Bank:

(a) The Borrowers, the Parent Guarantors and the Bank shall have executed and delivered to the Bank this Amendment and the letter agreement regarding the limited waiver and amendment of Loan Agreement, dated as of May 31, 2005.

(b) The receipt by the Bank from the Borrower and each Parent Guarantor of resolutions authorizing the Borrower and each Parent Guarantor to enter into and carry out the terms of this

Amendment, the Loan Agreement, as amended hereby, and the other Loan Documents to which each such Person is a party in form and substance satisfactory to the Banks.

(c) A Compliance Certificate, dated as of the date hereof, certified by a Responsible Officer of Borrower, which Compliance Certificate shall contain financial information reasonably satisfactory to Bank showing that (i) Consolidated EBITDA for the twelve (12) month period ending March 31, 2005 is not less than $16,000,000 and (ii) the Consolidated Leverage Ratio for the twelve (12) month period ending on March 31, 2005 is not greater than 2.00:1.00.

(d) Reserved.

(e) The receipt by the Bank from the Borrower and each Parent Guarantor of a certificate of an authorized officer, manager or member of such Borrower or Parent Guarantor, as the case may be, certifying that there have been no changes to any Governing Documents since delivery of such Governing Documents to the Bank and the current good standing of each such entity.

(f) As of the date hereof, there shall have occurred no Default or Event of Default.

(g) The representations and warranties of the Borrower and each of the Parent Guarantors in each of the Loan Documents to which it is a party shall be true and correct on and as of the date hereof, except with respect to representations and warranties which relate by their terms to a prior date, in which case, they shall have been true and correct as of such prior date.

(h) There shall have occurred no material adverse change in the condition (financial or otherwise), assets or business of the Borrower and its Subsidiaries, taken as a whole, as of the date hereof.

(i) The Bank shall have received payment of a closing fee equal to $200,000, which shall be fully earned, non-refundable and due and payable by the Borrower to the Bank on the date hereof.

(j) The Bank shall have received payment for all fees and expenses including, without limitation, reasonable legal fees and expenses, for which invoices or reasonable estimates therefor have been provided to the Borrower on or prior to the date hereof.

(k) Such other agreements, instruments and documents or certificates (including, without limitation, certificates of legal existence and good standing), and completion of such other matters, as Bank in its discretion may reasonably deem necessary or appropriate.

§7.	Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that the Loan Agreement shall, together with this Amendment, respectively be read and construed as one instrument.

(b) THIS AMENDMENT SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

(d) The Borrower hereby agrees to pay to the Bank, on demand by the Bank, all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with the preparation of this Amendment (including reasonable legal fees and expenses).

(e) This Amendment shall constitute a Loan Document under the Loan Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Loan Documents and be secured by the collateral security for the Obligations.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NIGHTHAWK RADIOLOGY SERVICES, LLC

By:	/s/ Paul E. Berger
Name:	Paul E. Berger, M.D.
Title:	President

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Berger
Name:	Paul E. Berger, M.D.
Title:	President

NRS CORPORATION

By:	/s/ Paul E. Berger
Name:	Paul E. Berger, M.D.
Title:	President

COMERICA BANK

By:	/s/ Timothy G. Clifford
Name:	Timothy G. Clifford
Title:	Senior Vice President

Exhibit 1

See attached Annex 5.11(a) and Annex 5.12 to the First Schedule.